Exhibit 4(b) (Form of
Debenture with Optional
Redemption and Sinking
Fund Provisions)

(Form of Face of Note)

AMERICAN EXPRESS COMPANY
% Senior Note due

No.	(S) (if not in
U.S. dollars
specify currency)

          AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of                    (Dollars) (if not in U.S. dollars specify currency) on                      ,            and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from                                 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on                         and                     in each year, commencing                       , and at maturity, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment (and, in the case of a default in the payment of principal or interest, at the rate % per annum on such overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on such overdue interest which shall accrue from the date of such default to the date payment of such principal or interest has been made or duly provided for). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on                              or                        , as the case may be, next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other, provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on                                  or                                , as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes. Notice whereof shall be given to Holders of Notes not less than 10 days prior to such Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of                             ,                   or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in                                                        , in such coin or currency of the (United States of America) (if foreign currency, insert relevant country) as at the time of payment is legal tender for payment of public and private debts (if composite currency, insert “in units of (composite currency)”) (if for foreign currency or composite currency, insert the following language: equal to the U.S. dollar equivalent thereof determined in such manner as described on the reverse hereof”) (if holder can elect foreign currency or composite currency, insert the following language: “(or, if the holder of the Note shall elect to be paid in the (relevant currency), as provided below, in (relevant currency)”); provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

          (If holder can elect foreign currency or composite currency, insert the following language: “The holder may elect to receive payment of the principal of or interest on this Note in (relevant currency) by filing a written request for such payment with the corporate trust office of the Trustee, prior to the relevant Record Date in the case of any payment of interest and at least fifteen days prior to the due date in the case of payment of principal. The holder may elect to receive (relevant currency) for all principal and interest payments and need not file a separate election form for each payment. Such election shall remain in effect until changed by written notice to the Trustee prior to the Record Date in the case of payment of interest and at least fifteen days prior to the due date in the case of payment of principal”) (if for composite currency, insert the following language: “If the (composite currency) ceases to be used both within the                      monetary system and for the settlement of transactions by public institutions of or within the                       communities, then with respect to each date for the payment of interest or principal of this Note occurring after the last date on which the (composite currency) was so used, the U.S. dollar shall be the currency of payment. The U.S. dollar amount to be paid by the Company to the Trustee and by the Trustee to the holder of this Note with respect to such payment date shall be the U.S. dollar equivalent of the (composite currency) as determined by a              prior to the payment date.”)

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

AMERICAN EXPRESS COMPANY

By

President

Attest:

Secretary

(Form of Reverse of Note)

AMERICAN EXPRESS COMPANY

% Senior Note due

          This Note is one of a duly authorized issue of Notes, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to ($) (if not in U.S. dollars specify currency)                             (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of               , 2006, between the Company and The Bank of New York, as Trustee, (as supplemented from time to time) ((herein collectively) the “Indenture”), (pursuant to which the Company has designated as Trustee for the Notes) to which Indenture and all (other) indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as       % Senior Notes due                                (the “Notes”).

(Insert provisions regarding payment in other currency if series is not denominated in U.S. Dollars.)

          The Notes may not be redeemed at the option of the Company prior to                                   , except as stated below. On and after that date and prior to Stated Maturity the Company may, at its option, redeem the Notes, either as a whole or from time to time in part, at the following Redemption Prices (expressed in percentages of the principal amount thereof) together with interest accrued and unpaid thereon to the Redemption Date:

          IF REDEEMED DURING THE 12 MONTHS’ PERIOD BEGINNING

Year	Redemption Price	Year	Redemption Price

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register not less than 30 nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

          (Insert alternate or additional optional redemption provisions)

          (The Notes are also subject to redemption, through the operation of the sinking fund as herein provided on                    and on each                     thereafter to and including                                 on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest co the Redemption Date.

          As and for a sinking fund for the retirement of the Notes and so long as any of the Notes remain outstanding and unpaid, the Company will pay to the Trustee for the Notes in cash, or if the Company is acting as its own Paying Agent, segregate and hold in trust, as provided in the Indenture (subject to the right to deliver certain Notes in credit therefor as in the Indenture provided ), on or before                    and on or before                                 in each year thereafter to and including                                       an amount sufficient to redeem ($) (if not in U.S. dollars specify currency)                                                     principal amount of the Notes (or such lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.

          At its option the Company may pay into the sinking fund for the retirement of Notes, in cash except as provided in the Indenture, on or before                  and on or before                   in each year thereafter to and including                                         , an amount sufficient to redeem an additional principal amount of Notes up to but not to exceed ($) (if not in U.S. dollars specify currency)                                        at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.)

          In the event of the redemption of this Note in part only, a new Note or Notes in the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          (The Indenture contains provisions for defeasance and discharge (at the Company’s option) of (either) the entire principal of all the Securities of any series or of certain covenants in the indenture upon compliance by the Company with certain conditions set forth therein.)

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of ((and premium, if any)) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of               ,             , or, at the option of the Holder, at the office or agency of the Company to be maintained for that purpose in                           , or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Transfer of this Debenture will automatically transfer the warrant to purchase debt securities attached hereto (until the Detachable Date as set forth in such warrant).

          The Notes are issuable only in registered form without coupons in denominations of ($) (if not in U.S. dollars specify currency) and any multiple of ($) (if not in U.S. dollars specify currency)                . As provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.